UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Dr. Uwe Schramm, Altair Engineering Inc.’s (the “Company”) former Chief Visionary Officer, notified the Company that he would be stepping down from his position as Chief Visionary Officer, effective June 30, 2022, and that he would cease to be employed by the Company and its subsidiaries, effective December 31, 2022 (the “Separation Date”). In connection with his retirement, Dr. Schramm and the Company entered into an Employment Separation and General Release Agreement, dated as of December 30, 2022 (the “Separation Agreement”).

The Separation Agreement sets forth the terms of Dr. Schramm’s compensation related to his separation, as approved by the Compensation Committee of the Board of Directors of the Company, and includes the following compensation to be paid to Dr. Schramm:

•	an amount equal to $150,000 payable in biweekly installments for six consecutive months from the Separation Date;

•	his earned and unpaid 2022 performance bonus, which shall be paid to Dr. Schramm at the time such executive bonuses for 2022 performance are payable to other executives of the Company;

•	if elected by Dr. Schramm, COBRA continuation coverage for medical, dental, and vision and other employee benefit programs through June 30, 2023;

•	an amount equal to $10,240.38 for 71 hours of accrued and unpaid paid time off; and

•

accelerated vesting of 26,557 stock options and 2,364 restricted stock units, which reflects the extent that such stock options and restricted stock units would have vested if Dr. Schramm remained employed with the Company through December 31, 2023.

The Separation Agreement also provides that all stock options granted to Dr. Schramm will be amended to extend the amount of time Dr. Schramm has to exercise such stock options following termination of his employment from 90 days after the Separation Date to 270 days after the Separation Date (but in no event later than the original expiration date applicable to such stock options), subject to earlier termination in accordance with the Company’s 2017 Equity Incentive Plan and the applicable grant agreement evidencing the stock options.

The foregoing payments are subject to Dr. Schramm not later revoking the Separation Agreement, as permitted thereunder. The Separation Agreement contains non-solicitation, non-compete, non-disparagement and confidentiality covenants from Dr. Schramm.

In addition, on January 1, 2023, the Company and Dr. Schramm intend to enter a consulting agreement with an initial one-year term, unless mutually extended by the parties, pursuant to which Dr. Schramm will provide services to the Company in exchange for payments of $10,000 per fiscal quarter.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

10.1	Employment Separation and General Release Agreement, dated December 30, 2022, by and between Dr. Uwe Schramm and the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: January 4, 2023	By:	/s/ Raoul Maitra
	Name:	Raoul Maitra
	Title:	Chief Legal Officer